USA Truck Reports Strong Second Quarter 2014 Results

•	Base revenue increases 12.1% to $125.0 million over 2Q13
•	Adjusted EPS of $0.201 compared to loss of ($0.14) in 2Q13
•	Adjusted EBITDA increases 54.9% to $15.4 million vs. $10.0 million in 2Q13

1 Excluding $2.2 million charge, or $0.13 per share, for defense costs.  See additional information, including paragraph regarding use of non-GAAP financial information, below.

Van Buren, AR – July 31, 2014 – USA Truck, Inc. (NASDAQ: USAK), a leading North American transportation and logistics provider, today announced its seventh consecutive quarter of improved year-over-year financial results for the three months ended June 30, 2014.

“We posted our first quarter of positive net income in three years,” said President and CEO John Simone.  “While continuing the work of implementing our turnaround plan, the progress we are making is evident in virtually every area of our business.  Despite the harsh winter that impacted the trucking industry as the year began, our results, on an adjusted basis, for the first six months of 2014 are also positive, with adjusted earnings per share of $0.07 compared to a loss of ($0.38) in last year’s period.

“The Company’s improved second-quarter performance was driven by a 12.1% increase in base revenue, while operating expenses net of fuel surcharge collections increased only 7.4%, yielding a 410-basis point improvement in operating margin – a testament to the multiple revenue growth, operational and cost-efficiency initiatives we have implemented.

“Our asset-light Strategic Capacity Solutions (SCS) business was an especially important contributor, turning in a second consecutive record quarter.  Base revenue increased 39.1% to $41.8 million and operating margin expanded by 700 basis points.  This performance was made possible by crisp execution within this highly efficient service against the backdrop of a market characterized by strengthening demand and tight capacity.  Our SCS segment accounted for over one-third of our consolidated base revenue during the quarter, substantially strengthening and diversifying our integrated business model.”

Mr. Simone continued, “Trucking continued to improve its performance, with base revenue growth of 2.2% and a 170-basis-point improvement in operating ratio.  In the quarter, we increased revenue per total mile by 5.7% and grew miles per seated tractor per week by 1.3% to their highest level in more than three years.  Although fixed costs were pressured during the quarter by elevated employee medical benefit plan costs, we achieved improvements in critical areas such as insurance and claims, fuel and maintenance costs.  We also took steps we believe will increase our seated truck count, which remains one of management’s top priorities as the availability of qualified drivers continues to be problematic across the truckload industry.

“We are encouraged by the accomplishments made possible by the disciplined execution of our strategic plan.  Although the shortage of drivers and more restrictive hours-of-service rules continue to present challenges for our industry, the demand and pricing environment in the truckload marketplace is healthy and we believe our 2014 goals of positive consolidated operating income and adjusted EPS are achievable.

“I particularly want to acknowledge the hard work and commitment of all the USA Truck team members, who have been instrumental in improving our performance.  We appreciate their many contributions and look forward to continued progress in the second half of the year.”

Defense Costs
In the second quarter of 2014, the Company recorded approximately $2.2 million, or $0.13 per diluted share, in defense costs consisting of financial advisory and legal fees.  These costs were incurred primarily in connection with Knight Transportation’s unsolicited proposal to acquire USA Truck, related litigation and the February 2014 Settlement Agreement. These unusual non-operating costs have been recorded in “Other expenses (income)” in the accompanying consolidated statement of operations.  The Company does not expect significant additional costs related to the above matters in the second half of 2014.

Financial Results
Total base revenue increased 12.1% to $125.0 million for the quarter ended June 30, 2014, from $111.5 million for the same quarter of 2013. Trucking revenue, excluding fuel surcharge, increased 2.2% to $83.2 million, while SCS revenue rose 39.1% to $41.8 million.  Net income was $0.7 million, or $0.07 per diluted share, for the second quarter of 2014 compared to a net loss of ($1.4) million, or ($0.14) per share, for the same quarter of 2013.  Adjusted net income, excluding defense costs, was $2.1 million, or $0.20 per diluted share, for the second quarter of 2014.

Total base revenue increased 12.1% to $242.6 million for the six months ended June 30, 2014, from $216.3 million for the same period of 2013.  Net loss was ($0.9) million, or ($0.08) per diluted share, for the six months ended June 30, 2014, compared to a net loss of ($3.9) million, or ($0.38) per share, for the same period of 2013.  Adjusted net income, excluding defense costs, was $0.7 million, or $0.07 per diluted share, for the six months ended June 30, 2014.  A reconciliation of net income (loss) to adjusted net income (loss) is provided as an exhibit to this press release.

USA Truck, Inc.

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2014	2013	2014	2013
	(unaudited)
Trucking:
Operating loss (in thousands) (1)	$(1,734)	$(3,108)	$(7,855)	$(7,086)
Operating ratio (2)	102.1%	103.8%	104.8%	104.4%
Total miles (in thousands) (3)	54,796	56,715	108,409	111,333
Empty mile factor	13.0%	11.8%	12.3%	11.4%
Base revenue per loaded mile	$1.745	$1.629	$1.720	$1.635
Average number of in-service tractors (4)	2,196	2,241	2,218	2,223
Percentage of in-service tractors unseated	8.1%	5.6%	8.0%	4.9%
Average number of seated tractors (5)	2,019	2,116	2,040	2,115
Average miles per seated tractor per week	2,088	2,062	2,055	2,036
Base Trucking revenue per seated tractor per week	$3,170	$2,961	$3,098	$2,948
Average loaded miles per trip	614	597	618	593

Strategic Capacity Solutions (6):
Operating income (in thousands) (1)	$5,991	$2,163	$11,069	$3,315
Gross margin (7)	18.4%	14.0%	18.0%	14.5%

(1)    Operating income or loss is calculated by deducting total operating expenses and costs from total revenues.
(2)    Operating ratio is calculated by dividing total operating expenses, net of fuel surcharge, by base revenue.
(3)    Total miles include both loaded and empty miles.
(4)    Tractors include Company-operated tractors in service, plus tractors operated by independent contractors.
(5)            Seated tractors are those occupied by drivers.
(6)            Includes Intermodal results.
(7)    Gross margin is calculated by taking total revenue less purchased transportation expense and dividing that amount by total revenue.  This calculation includes intercompany revenue and expenses.

Balance Sheet and Liquidity
Mr. Simone added, “Our debt modestly increased during the second quarter by $0.6 million sequentially to $125.1 million as we continued to refresh our tractor and trailer fleet.  Net of cash, this represented 56.0% of our total capitalization.  Year to date our debt is down $3.8 million.  At quarter end, we had $31.7 million of net borrowing availability on our revolving credit facility.”

Second-Quarter 2014 Conference Call Information
USA Truck will hold a conference call to discuss its second-quarter 2014 results on July 31, 2014 at 8:00 AM CT / 9:00 AM ET.  To participate in the call, please dial 1-800-351-6807 (U.S. / Canada) or 1-334-323-7224 (International), access code 541247.  The slide presentation that will accompany the call may be accessed using the following link: https://www.yourcall.com/webecho/GuestLogin.aspx?ConfRef=78215399&Pin=1533 .

For those who cannot listen to the live broadcast, the presentation materials and an audio replay of the call will be available at our website, www.usa-truck.com, under the “Presentations” tab of the “Investors” menu.  A telephone replay of the call will also be available for 30 days following the call at 1-877-919-4059, access code 46088628.

About Non-GAAP Financial Information
In addition to our GAAP results, this press release also includes certain non-GAAP financial measures as defined by the SEC. The Company defines EBITDA as net income, plus interest expense net of interest income, provision for income taxes, and depreciation and amortization. It defines Adjusted EBITDA as these items plus the defense costs incurred primarily in connection with the unsolicited proposal from Knight Transportation to acquire USA Truck, pretax. The Company defines adjusted net income (loss) as net income (loss), excluding certain adjustments more specifically outlined in this press release.  EBITDA and Adjusted EBITDA are measures used by management to evaluate the Company’s ongoing operations and as a general indicator of its operating cash flow (in conjunction with a cash flow statement that also includes, among other items, changes in working capital and the effect of non-cash charges), and adjusted net income (loss) is a measure used by management to evaluate our operating performance. Management believes these measures are useful to investors because they are frequently used by securities analysts, investors and other interested parties in the comparative evaluation of companies. Because not all companies use identical calculations, the Company's presentation of EBITDA, Adjusted EBITDA and adjusted net income (loss) may not be comparable to similarly titled measures of other companies. EBITDA, Adjusted EBITDA and adjusted net income (loss) are not recognized terms under GAAP, do not purport to be alternatives to, and should be considered in addition to, and not as a substitute for or superior to, net income or net income (loss) as a measure of operating performance or to cash flows from operating activities or any other performance measures derived in accordance with GAAP as a measure of liquidity. Additionally, EBITDA and Adjusted EBITDA are not intended to be measures of free cash flow for management's discretionary use as they do not reflect certain cash requirements such as interest payments, tax payments and debt service requirements.

Pursuant to the requirements of Regulation G, we have provided reconciliations of EBITDA and Adjusted EBITDA to GAAP net income (loss) and of adjusted net income (loss) to GAAP net income (loss) as exhibits to this press release.

Cautionary Statement Concerning Forward-Looking Statements
Financial information in this press release is preliminary and based upon information available to the Company as of the date of this press release.  As such, this information remains subject to the completion of normal quarter-end closing and interim review procedures, which could result in changes, some of which could be material, to the preliminary information provided in this press release.

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended.  Such forward-looking statements are made pursuant to the provisions of the Private Securities Litigation Reform Act of 1995.  These statements generally may be identified by their use of terms or phrases such as “expects,” “estimates,” “anticipates,” “projects,” “believes,” “plans,” “goals,” “intends,” “may,” “will,” “should,” “could,” “potential,” “continue,” “future” and terms or phrases of similar substance.  Forward-looking statements are based upon the current beliefs and expectations of our management and are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, which could cause future events and actual results to differ materially from those set forth in, contemplated by, or underlying the forward-looking statements.  Accordingly, actual results may differ materially from those set forth in the forward-looking statements.  Readers should review and consider the factors that may affect future results and other disclosures by the Company in its press releases, Annual Report on Form 10-K and other filings with the Securities and Exchange Commission.  Any forward-looking statement speaks only as of the date on which it is made.  We disclaim any obligation to update or revise any forward-looking statements to reflect actual results or changes in the factors affecting the forward-looking information.  In light of these risks and uncertainties, the forward-looking events and circumstances discussed in this press release might not occur.

All forward-looking statements attributable to us, or persons acting on our behalf, are expressly qualified in their entirety by this cautionary statement.

References to the “Company,” “we,” “us,” “our” and words of similar import refer to USA Truck, Inc. and its subsidiary.

About USA Truck
USA Truck is a transportation and logistics provider headquartered in Van Buren, Arkansas, with terminals, offices and staging facilities located throughout the United States.  We transport commodities throughout the continental U.S. and into and out of portions of Canada. We also transport general commodities into and out of Mexico by allowing through-trailer service from our terminal in Laredo, Texas.  Our Strategic Capacity Solutions and Intermodal service offerings provide customized transportation solutions using the latest technological tools available and multiple modes of transportation.

Company Contact
Cliff Beckham, EVP & CFO
USA Truck
(479) 471-2672
Cliff.Beckham@usa-truck.com

Investor Relations Contact
Harriet Fried / Jody Burfening
LHA
(212) 838-3777
hfried@lhai.com

USA TRUCK, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	(in thousands, except per share data)
	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2014	2013	2014	2013

Revenue:
Trucking revenue	$83,207	$81,434	$163,414	$161,227
Strategic Capacity Solutions revenue	41,762	30,028	79,166	55,123
Base revenue	124,969	111,462	242,580	216,350
Fuel surcharge revenue	28,329	28,276	56,207	55,416
Total revenue	153,298	139,738	298,787	271,766

Operating expenses and costs:
Purchased transportation	44,538	35,730	85,788	66,208
Salaries, wages and employee benefits	38,703	34,663	74,542	70,230
Fuel and fuel taxes	30,704	33,017	63,707	68,613
Operations and maintenance	11,629	13,649	24,691	25,157
Depreciation and amortization	11,148	10,852	22,603	21,767
Insurance and claims	5,903	7,024	11,887	12,413
Operating taxes and licenses	1,355	1,696	2,801	2,704
Communications and utilities	1,094	984	2,133	2,069
Gain on disposal of assets, net	(179)	(429)	(522)	(819)
Other	4,146	3,497	7,943	7,195
Total operating expenses and costs	149,041	140,683	295,573	275,537
Operating income (loss)	4,257	(945)	3,214	(3,771)

Other expenses (income):
Interest expense	744	947	1,455	1,784
Defense costs	2,163	--	2,528	--
Other, net	(16)	(46)	48	(99)
Total other expenses, net	2,891	901	4,031	1,685
Income (loss) before income taxes	1,366	(1,846)	(817)	(5,456)
Income tax expense (benefit)	644	(448)	50	(1,584)

Net income (loss) and Comprehensive income (loss)	$722	$(1,398)	$(867)	$(3,872)

Net income (loss) per share information:
Average shares outstanding (Basic)	10,337	10,293	10,338	10,299
Basic earnings (loss) per share	$0.07	$(0.14)	$(0.08)	$(0.38)

Average shares outstanding (Diluted)	10,469	10,293	10,338	10,299
Diluted earnings (loss) per share	$0.07	$(0.14)	$(0.08)	$(0.38)

USA Truck, Inc.

USA TRUCK, INC.
RECONCILIATION OF NET INCOME (LOSS) TO EBITDA
(UNAUDITED)

	(in thousands)
	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2014	2013	2014	2013

Net income (loss)	$722	$(1,398)	$(867)	$(3,872)
Add:
Income tax expense (benefit)	644	(448)	50	(1,584)
Interest, net	744	947	1,455	1,784
Depreciation and amortization	11,148	10,852	22,603	21,767

EBITDA	$13,258	$9,953	$23,241	$18,095
Add:
Defense costs, pretax	2,163	--	2,528	--

Adjusted EBITDA	$15,421	$9,953	$25,769	$18,095

USA TRUCK, INC.
RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED NET INCOME (LOSS)
(UNAUDITED)
	(in thousands, except per share data)
	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2014	2013	2014	2013

Other expenses, net	$(2,891)	$(901)	$(4,031)	$(1,685)
Defense costs	2,163	--	2,528	--
Adjusted other expenses, net	(728)	(901)	(1,503)	(1,685)

Pretax income (loss)	1,366	(1,846)	(817)	(5,456)
Defense costs adjustment	2,163	--	2,528	--
Adjusted pretax income (loss)	3,529	(1,846)	1,711	(5,456)

Income tax expense (benefit)	644	(448)	50	(1,584)
Tax effect adjustment	831	--	971	--
Adjusted income tax expense (benefit)	1,475	(448)	1,021	(1,584)

Net income (loss)	722	(1,398)	(867)	(3,872)
Defense costs adjustment, net of tax	1,332	--	1,557	--
Adjusted net income (loss)	$2,054	$(1,398)	$690	$(3,872)

Income (loss) per share	$0.07	$(0.14)	$(0.08)	$(0.38)
Per share effect of adjustment	0.13	--	0.15	--
Adjusted income (loss) per share	$0.20	$(0.14)	$0.07	$(0.38)